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                                                                   EXHIBIT 10.6

                             COMBINED SERVICE AND SPECIAL
                        DISTRIBUTION AND ALLOCATION AGREEMENT
                             (WILLIAM H. CARPENTER, JR.)
                        (AS AMENDED EFFECTIVE JANUARY 1, 1998)


       THIS AMENDMENT OF THE COMBINED SERVICE AND SPECIAL DISTRIBUTION AND ALLOCATION AGREEMENT (the "Agreement") is made and entered into as of this 19th day of March, 1998, effective as of January 1, 1998, by and between Prime Retail, Inc., a Maryland corporation ("Prime") and the sole general partner of Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), the Operating Partnership, (Prime and the Operating Partnership are sometimes hereinafter together referred to as the "Company"), and William H. Carpenter, Jr., an individual domiciled in the State of Maryland ("Executive").

                                     WITNESSETH

       WHEREAS, Prime, the Operating Partnership and Executive entered into a Combined Service and Special Distribution and Allocation Agreement effective January 1, 1996 (the "Original Agreement"); and

       WHEREAS, pursuant to the power reserved to the parties by Section 12 of the Original Agreement, Prime, the Operating Partnership and Executive wish to amend and completely restate the Original Agreement, effective January 1, 1998.

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Prime and Executive hereby agree as follows:

1. DUTIES. During the Term hereof (as defined in Section 2 hereof), the Company agrees to retain Executive, and Executive agrees to be retained by the Company, as the President and Chief Operating Officer of the Company on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of the Company, and exercise such other powers and authority as are customarily inherent in a similar position in a comparable publicly-held entity or as provided by the By-laws of Prime ("By-laws") and the Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"). Prime, in its capacity as sole general partner of the Operating Partnership, may, from time to time, in its sole discretion, by action of its Board of Directors (the "Board") further define and clarify Executive's duties and services hereunder or under the By-laws or Partnership Agreement in a manner consistent with the office for which he has been retained hereunder and the scope of work set forth herein. Executive agrees to devote his best efforts and substantially all of his business time, attention, energy, and skill to performing his duties to the Company under this Agreement. Further, Prime agrees to nominate Executive as a director of Prime until such time as Executive is no longer performing services for the Company.

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2.     TERM.  The Term of this Agreement shall commence as of January 1, 1998 and, unless earlier terminated in accordance with the terms of this Agreement or extended pursuant to the next sentence, will terminate on the third anniversary of such date. On such third anniversary and each succeeding anniversary, the Term of this Agreement shall automatically be extended for an additional one year period unless, not later than one hundred eighty (180) days prior to any such anniversary, either party to this Agreement gives notice to the other that the Term of this Agreement shall not be extended or further extended beyond its then automatically extended Term.

3.     COMPENSATION AND RELATED MATTERS.

       (a) BASE DISTRIBUTIONS. During the Term of this Agreement, the Operating Partnership agrees to distribute to Executive (as "guaranteed payments" within the meaning of Section 707(c) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) cash distributions from the Operating Partnership in an aggregate amount of Four Hundred Thousand Dollars ($400,000) per calendar year in addition to any other distributions that Executive is otherwise entitled to receive from the Operating Partnership, such distributions to be payable in accordance with the general policies and procedures for payment of salaries to any other executive personnel of the Company but in all events to be distributable no less frequently than monthly. The yearly base distributions payable to Executive pursuant to the provisions of this Section 3(a) shall be subject to periodic review by the Executive Compensation and Stock Incentive Plan Committee of the Board of Directors of Prime (the "Committee") based upon periodic review of the Executive's performance conducted on at least an annual basis and may be periodically increased or decreased as a result thereof; provided, however, that the yearly base distributions payable to the Executive pursuant to the provisions of this
Section 3(a) shall in no event be less than Four Hundred Thousand Dollars ($400,000). The then applicable amount of yearly base distributions payable to the Executive pursuant to the provisions of this Section 3(a) shall herein be referred to as the "Base Distribution."

       (b) PERFORMANCE BONUS DISTRIBUTIONS. In addition to the Base Distribution, the Executive shall have the right to receive, and the Operating Partnership agrees to distribute to the Executive, a performance bonus distribution for each calendar year during the Term of this Agreement, in such amounts as determined by the five point formula delineated hereinbelow (collectively, a yearly "Performance Bonus Distribution"); provided, however, that the Committee, in its sole discretion, may determine that the Executive shall receive a Performance Bonus Distribution under this Section 2(b) that is greater (but not less) than the Performance Bonus Distribution that would be indicated by application of the five point formula delineated below. The aggregate Performance Bonus Distribution for a calendar year distributable in accordance with the provisions of this Section 3(b) shall in no event exceed 100% of the Base Distribution for such calendar year. Further, the Executive shall only be entitled to receive a Performance Bonus Distribution for a calendar year if the Executive has been and continues to be retained by the Company as an Executive Officer of the Company for the full calendar year or if the Company terminates Executive's employment without cause (as defined below) or Executive terminates his employment for good reason (as defined below). Notwithstanding

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anything to the contrary contained herein, including the application of the following five point formula provided for hereinbelow, for the calendar year ending December 31, 1997, the Executive shall receive a Performance Bonus Distribution equal to $250,000, such distribution to be made on or before March 31, 1998.

       The amount of a Performance Bonus Distribution for a calendar year after 1997, distributable to the Executive hereunder shall be determined by the Committee based upon the results of the operations of the Operating Partnership for such calendar year as reflected in the audited financial statements of the Operating Partnership prepared in accordance with generally accepted accounting principles and auditing standards and practices, consistently applied ("Audited Statements"). The Executive shall in all events have the right to review and approve or challenge any calculation or determination of an amount of a Performance Bonus Distribution distributable for any such calendar year but shall not be able to take any position inconsistent or in conflict with any information contained in the Audited Statements for such calendar year. Any amount of Performance Bonus Distribution required to be distributed to the Executive for a calendar year during the Term of this Agreement shall be distributed by the Company to the Executive during the pay period of the Company following finalization of the audit for such calendar year and final review and approval of the bonus calculation by the Committee, and, in all events, on or before March 31 of the year immediately following the end of the calendar year for which such Performance Bonus Distribution is attributable.

       The five point formula to determine a Performance Bonus Distribution for any calendar year during the Terms of this Agreement shall be as follows:

              (1) FFO GROWTH PER SHARE. Up to fifty percent (50%) of the Executive's Performance Bonus Distribution shall be based on the Company's Funds from Operations per share growth percentage (as defined below) ("FFO%") for the applicable calendar year, calculated according to the following formula:

                     (FFO% - 10%) x 50% x Base Distribution
                     ------------
                         (5%)

       In calculating the initial fraction above, in no event shall the fraction be less than zero or exceed one. For example, if the FFO% for a calendar year was 15%, and the Base Distribution was $250,000, then the Executive would be entitled to a Performance Bonus Distribution under this subsection (1) of $125,000, determined as follows:

                     (15% - 10%) x 50% x $250,000
                     -----------
                        (5%)

       For purposes of this subsection (1), "Funds from Operations per share growth percentage" shall mean the percentage determined by dividing (i) the Adjusted FFO per common share outstanding - fully diluted (as set forth in the Form 10-K as filed with the SEC) for the applicable calendar year minus the Adjusted FFO per common share outstanding - fully diluted (as set forth in the Form 10-K as filed with the SEC) for the immediately preceding calendar year by
(ii) the Adjusted FFO per common share outstanding - fully

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diluted (as set forth in the Form 10-K as filed with the SEC) for the immediately preceding calendar year.

              (2)    RETURN ON COST.

       Up to twenty percent (20%) of Executive's Performance Bonus Distribution shall be based on the Company's Return on Cost percentage (as defined below) ("DY %") for each applicable calendar year, calculated according to the following formula:

                     (DY% - 12.0%) x (20% x Base Distribution)
                     -------------
                          3%

       In calculating the initial fraction above, in no event shall the fraction be less than zero or exceed one. For purposes of this subsection (2), "Return on Cost" shall mean the definition thereof set forth on Exhibit A attached hereto.

              (3) AVERAGE SALES PER SQUARE FOOT. Up to ten percent (10%) of Executive's Performance Bonus Distribution shall be based on the Company's Average Sales per Square Foot (as defined below) ("ASSF") for each applicable calendar year, calculated according to the following formula:

                     (ASSF - $220) x (10% x Base Distribution)
                     -------------
                           50

       In calculating the initial fraction above, in no event shall the fraction be less than zero or exceed one. For purposes of this subsection (3), "Average Sales Per Square Foot" shall mean sales per square foot of the Company's outlet shopping center portfolio as is included as part of "Comparable Centers," as published by the International Council of Shopping Centers.

              (4) PERCENTAGE OF SPACE LEASED. Up to ten percent (10%) of the Executive's Performance Bonus Distribution shall be based on the Company's Percentage of Space Leased (as defined below) ("PSL") for each applicable calendar year, calculated according to the following formula:

                     (PSL - 93%) x (10% x the Base Distribution)
                     -----------
                          5%

       In calculating the initial fraction above, in no event shall the fraction be less than zero or exceed one. For purposes of this subsection (4), "Percentage of Space Leased" shall mean the percentage determined by dividing
(i) the gross leasable area of operating outlet shopping center space subject to executed leases of terms of one year or more and where the tenant is obligated to commence the payment of rent no later than April 1st of the year following by
(ii) the gross

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leasable area of operating outlet shopping center space as of December 31 of the applicable calendar year.

                     (5) NEW CONCEPTS BONUS. Up to ten percent (10%) of the Executive's Performance Bonus Distribution shall be determined by the Committee in its sole discretion, based on the Executive's participation in the development of new concepts to be defined by the Committee and communicated to the Executive no later than March 31 of the applicable year for an applicable calendar year.

       (c)    Intentionally deleted.

       (d)    HEALTH INSURANCE AND OTHER BENEFITS.

              (1) During the Term of this Agreement and subject to the limitations and affirmative rights set forth in this Section 3(d), Executive and his eligible dependents shall have the right to participate in any health, dental, vision and other medical insurance benefit plans or programs that have been or are hereafter adopted or maintained by the Company (or in which the Company participates) according to the terms of such plan or program with all of the benefits, rights and privileges as are enjoyed by any other senior executive officer of the Company.

              (2) During the Term of this Agreement and subject to the limitations and affirmative rights set forth in this Section 3(d), Executive and his eligible dependents shall have the right to participate in any retirement, pension, or other similar benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates) according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other senior executive officer of the Company.

              (3) If the participation of Executive under a plan described in subsection (2) above would adversely affect the qualification of a plan intended to be qualified under the Code as the same may be amended from time to time, the Company shall have the right to exclude Executive from that plan in return for his participation in (x) a non-qualified deferred compensation plan or (y) an arrangement providing substantially comparable benefits under a plan that is either a qualified or non-qualified plan under the Code at the Company's option.


       (e) VACATION AND LEAVES OF ABSENCE. Executive shall be entitled to four (4) weeks of paid vacation leave during each twelve (12) month calendar period and paid holidays in accordance with the Company's established policies. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is four weeks. In addition to the foregoing, Executive may be granted leaves of absence with or without pay for such other reasons as shall be mutually agreed upon by the Board and Executive.

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       (f)    EXPENSES.  Executive shall be reimbursed, subject to the Company's receipt of invoices or similar records as the Company may reasonably request in accordance with its policy and procedures, for all reasonable and necessary expenses incurred by the Executive in the performance of his duties hereunder.

       (g) LIFE INSURANCE. The Company shall provide $2,000,000 of term life insurance for the benefit of the Executive during the Term of this Agreement.

       (h) In the event of a disagreement with regard to the calculation of the Performance Bonus Distribution amounts, the Executive Compensation Committee of the Board of Directors of the Company shall be the final arbiters of such amounts, and their determination shall be final and binding on the Company and the Executive.

4.     STOCK OPTION PLAN.

       (a) GRANT OF OPTIONS. Subject to shareholder approval, Prime has established the Prime Retail, Inc. 1998 Long-Term Stock Incentive Plan (the "1998 Stock Incentive Plan") under which Prime may award options to acquire shares of common stock of Prime (the "Common Stock"). On March 19, 1998, Prime granted to Executive, subject to shareholder approval, an Option to acquire up to 300,000 shares of Common Stock (the "1998 Grant"), which will vest one-third on the date of grant and one-third on each anniversary of the date of grant, and which may be exercised in a "cashless exercise."

       (b) STATUS AND EXERCISE OF OPTIONS UPON TERMINATION OF EMPLOYMENT. If Executive's services with the Company are terminated for any reason set forth in Sections 5(a)(i), 5(b)(i) or 5(e), all his unvested Options shall automatically and fully vest. If Executive's services with the Company are terminated for any reason other than as set forth in 5(a)(i), 5(b)(i) or 5(e), all granted but unvested Options shall be forfeited on such termination. Upon Executive's termination of his services with the Company, Executive (or in the case of his death, Executive's personal representative or heirs) shall be entitled to exercise all Options vested as of the date of termination of his services with the Company at any time during the applicable unexpired exercise period set forth in the 1998 Stock Incentive Plan (or any applicable predecessor stock incentive plan).

       (c) GENERAL PROVISIONS. It is acknowledged and agreed that the terms and conditions of any Options issued to Executive shall be governed by the 1998 Stock Incentive Plan (or any applicable predecessor stock incentive plan), except to the extent any provisions thereof are inconsistent with any provisions of this Agreement, in which case the provisions of this Agreement shall control; provided, however, that in the case of any incentive stock options, any provisions of this Agreement shall be subject to any other applicable limitation or requirement under the Code. The grant of the Options contemplated by this
Section 4 shall not preclude Executive's participation in or under any other incentive compensation program applicable to senior executive offers of Company, and Executive shall participate in any incentive compensation program uniformly applicable to all senior executive offers of Company (as

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opposed to individually negotiated arrangements).  The Options granted under
Section 4(a) hereof shall be for terms of ten years from the respective dates of grant.

5.     TERMINATION AND TERMINATION BENEFITS.

       (a)    TERMINATION BY PRIME.

              (i) WITHOUT CAUSE. The Company may terminate this Agreement and Executive's services at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 5(a)(i), Executive shall be entitled to receive (A) all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributable in accordance with the provisions of Section 3(a) above; (B) a termination distribution in an amount equal to the sum of (x) one (1) times the amount of the Base Distribution then applicable, plus (y) one (1) times the average of the amounts distributable to the Executive pursuant to the provisions of Section 3(b) hereof for the two (2) calendar years immediately preceding the calendar year in which the effective date of the termination of this Agreement occurs (the sum of the amounts determined by adding subsection (x) and (y) is in the aggregate hereinafter referred to as the "Normal Termination Distribution"), and the Normal Termination Distribution shall be distributable within thirty (30) days of the effective date of termination; and (C) any vested benefits or amounts pursuant to Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable in accordance with the provisions of any such plan(s). In addition, the Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in
Section 3(d)(1) above for a period of twelve (12) months following the effective date of termination (the "Company Continuation Period"), and following such time period, the Executive shall be entitled to all rights afforded to him under the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA") to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of twelve (12) months following the effective date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period. In the event that Executive is terminated without cause pursuant to this Section 5(a)(i) and within twelve months from the effective date of such termination there is a "Change in Control" of the Company (as defined below), then Executive shall be entitled to receive the benefits set forth in Section 5(e) hereof to the extent and in the amount that such benefits exceed the amounts paid or received by Executive pursuant to this Section 5(a)(i).

              (ii) WITH CAUSE. The Company may terminate this Agreement with "cause" immediately upon written notice to Executive. In connection with the termination of Executive's services pursuant to this Section 5(a)(ii), Executive shall (A) be entitled to receive all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributable in accordance with the provisions of Section 3(a) above; (B) forfeit his entitlement
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to any bonuses or other distributions otherwise distributable to him in accordance with Section 3(b) hereof; and (C) be entitled to the vested benefits or amounts pursuant to Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable as otherwise provided in such Sections; provided, however, notwithstanding the foregoing to the contrary, the Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(d)(1) above for a period of three (3) months (the "Company Continuation Period") following the effective date of termination, and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of three (3) months following the effective date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.
For purposes of this Agreement, "cause" shall mean a finding by the Board (A) that the Executive has materially harmed the Company through an act of dishonesty or material conflict of interest that relates to the performance of Executive's duties hereunder, (B) of Executive's conviction of a felony involving moral turpitude, fraud or embezzlement, (C) that Executive's failure to perform in any material respect his duties under this Agreement (other than a failure due to disability) after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion) or (D) of a material breach by Executive of any of his obligations hereunder and the failure of Executive to cure such breach within thirty (30) days after receipt by the Executive of a written notice of the Company specifying in reasonable detail the nature of the breach.

              (iii) DISABILITY. If due to illness, physical or mental disability, or other incapacity, Executive shall fail to perform the duties required by this Agreement during any four (4) consecutive months during the Term of this Agreement, the Company may terminate this Agreement upon thirty
(30) days written notice to Executive.  In such event, Executive shall receive
(A) all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributable in accordance with the provisions of Section 3(a) above; (B) a termination distribution in an amount equal to the sum of (x) one (1) times the amount of the Base Distribution then applicable, plus (y) one (1) times the average of the amounts distributable to the Executive pursuant to the provisions of Section 3(b) hereof for the two (2) calendar years immediately preceding the calendar year in which the effective date of the termination of this Agreement occurs (the sum of the amounts determined by adding subsection (x) and (y) is in the aggregate hereinafter referred to as the "Normal Termination Distribution"), and the Normal Termination Distribution shall be distributable within thirty (30) days of the effective date of termination; and (C) any vested benefits or amounts pursuant to Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable in accordance with the provisions of any such plan(s). In addition, the Executive and his eligible dependents shall be entitled to receive
(x) the health insurance benefits specified in Section 3(d)(1) above for a period of twelve (12) months (the "Company Continuation Period") following the effective

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date of termination and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of twelve (12) months following the date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period. This Section 5(a)(iii) shall not limit the entitlement of the Executive, his estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy that is maintained by the Company for Executive's benefit.

       (b)     TERMINATION BY EXECUTIVE.

              (i) WITH GOOD REASON. Executive may terminate this Agreement with "good reason" upon written notice to the Company. In connection with the termination of this Agreement pursuant to this Section 5(b)(i), Executive shall be entitled to receive (A) all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributable in accordance with the provisions of Section 3(a) above; (B) any earned and unpaid bonus(es) otherwise distributable to him in accordance with Sections 3(b) and any vested benefits or amounts pursuant to Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable as otherwise provided in such Sections. In addition, the Executive and his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(d)(1) above for a period of twelve (12) months following the effective date of termination (the "Company Continuation Period") and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of twelve (12) months following the date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period. Further, in connection with the termination of Executive's services pursuant to this paragraph 5(b)(i), Executive shall be entitled to receive a termination distribution in an amount equal to one (1) time the amount of the Base Distribution, distributable within thirty (30) days of the effective date of termination.

              (ii) WITHOUT GOOD REASON. Executive may terminate this Agreement at any time for any reason or for no reason at all upon sixty (60) days' written notice to Company, during which period Executive shall continue to perform his duties under this Agreement if Prime so elects. In connection with the termination of Executive's services pursuant to this Section 5(b)(ii), Executive shall be entitled to receive (A) all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributed in accordance with the provisions of Section 3(a) above; and (B) the vested benefits and amounts set forth in Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable in accordance with the provisions of such Sections. In addition, the Executive and

                                         -9-
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his eligible dependents shall be entitled to receive (x) the health insurance benefits specified in Section 3(d)(1) above for a period of six (6) months (the "Company Continuation Period") following the effective date of termination and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of three (3) months following the date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.

              (iii) GOOD REASON. For purposes of this Agreement, "good reason" shall mean (A) the material breach by the Company of any of its obligations hereunder (a bona fide dispute regarding the Performance Bonus Distribution shall not be a material breach by the Company) and the failure of the Company to cure such breach within thirty (30) days after receipt by the Company of a written notice from the Executive specifying in reasonable detail the nature of the breach, unless such breach requires a longer period to cure, then the Company shall have the right to cure such breach within such additional period of time not to exceed ninety (90) days, (B) the Executive is no longer a member of the Board of Directors of Prime (the "Board") or is no longer a member of the Executive Committee of the Board, or the scope of responsibilities of the Executive Committee of the Board, as they existed immediately prior to such event, are diminished, or the Executive's voting percentage on the Executive Committee of the Board, as it existed immediately prior to such event, is reduced, (C) Executive's title or scope of responsibilities and duties are diminished as they existed and as provided in this Agreement immediately prior to such event, or the Company fails to provide Executive with adequate office facilities and support services to perform such responsibilities and duties, (D) the amounts distributable to the Executive as existed and as provided in this Agreement immediately prior to such event have been materially reduced in any way, or (E) the Company fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan, or other benefit plan, program or arrangement, unless the aggregate value (as computed by an independent employee benefits consultant) of all such compensation, retirement and benefit plans, programs and arrangements provided to Executive is not materially less than their aggregate value as of the date of this Agreement (or as of the Change of Control, if greater).

       (c) DEATH. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In this event, Executive's estate shall be entitled to receive all accrued but undistributed amounts of the Executive's Base Distribution through the date of Executive's death, distributable in accordance with the provisions of Section 3(a) above.
In addition, the Executive's eligible dependents shall be entitled to receive the health insurance benefits specified in Section 3(d)(1) above for a period of twelve (12) months (the "Company Continuation Period") following the effective date of termination and following such time period, such eligible decedents shall be entitled to all rights afforded to them under COBRA to purchase continuation coverage of such health insurance benefits for the maximum period permitted by law. With respect to the preceding sentence, to the extent required by applicable law, the Executive's dependents shall be deemed to have elected to exercise their

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rights under COBRA as of the first day of the Company Continuation Period.  This
Section 5(c) shall not limit the entitlement of Executive under any insurance or other benefits plan or policy that is maintained by Prime for Executive's benefit.

       (d) PURCHASE OF LIFE INSURANCE. Notwithstanding anything to the contrary contained herein, in the event that the services of the Executive with the Company terminate for any reason other than death, the Executive shall have the right to acquire any life insurance policies maintained by the Company on the life of the Executive by (i) notifying the Company in writing of his desire to so purchase such life insurance policy or policies and (ii) tendering to the Company a cashier's check in an amount equal to the interpolated surrender cash value of such life insurance policy or policies together with any unearned portion of any current year premium thereof, both within sixty (60) days of the effective date of such termination.

       (e)    TERMINATION FOLLOWING A CHANGE OF CONTROL.  If, within twenty-four
(24) months following a Change of Control, the Company terminates this Agreement and Executive's services other than for cause or Executive terminates this Agreement with good reason, in either case, by giving thirty (30) days' prior written notice, Executive shall be entitled to receive the following benefits and payments:

              (i) all accrued but undistributed amounts of the Base Distribution through the effective date of termination, distributable in accordance with the provisions of Section 3(a) above;

              (ii) a termination distribution in an amount equal to $1,600,000, distributable within thirty (30) days of the effective date of termination; and

              (iii) any vested benefits or amounts pursuant to Sections 3(d), 3(e), 3(f), 3(g) and 4 hereof through the effective date of termination, distributable in accordance with the provisions of any such plan(s). In addition, the Executive and his eligible dependents shall be entitled to receive
(x) the health insurance benefits specified in Section 3(d)(1) above for a period of twenty-four (24) months following the effective date of termination (the "Company Continuation Period"), and following such time period, the Executive shall be entitled to all rights afforded to him under COBRA to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law and (y) the life insurance benefits specified in Section 3(g) above for a period of twenty-four
(24) months following the effective date of termination. With respect to subsection (x) of the preceding sentence, to the extent required by applicable law, Executive shall be deemed to have elected to exercise his rights under COBRA as of the first day of the Company Continuation Period.

              (iv) Executive shall be fully vested in all amounts accrued or accumulated on behalf of Executive under any non-qualified retirement plan established or maintained by the Company, and the Company will promptly pay or distribute all such amounts to Executive in accordance with the terms of such plan as in effect on the date of this Agreement (or as of

Executive's employment termination, if more favorable to Executive). If Executive is not fully vested in his accounts or benefits under the Company's qualified retirement plan at his employment termination pursuant to this Section, the Company will make a cash payment to Executive, within 30 days of Executive's employment termination, equal to the amount of such account or benefit that is forfeited.

              (v) All stock awards or grants under the 1998 Stock Incentive Plan shall be fully vested any exercisable as of Executive's employment termination.

For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of Prime, a corporation owned directly or indirectly by the stockholders of Prime (immediately prior to the initial public offering of Prime) in substantially the same proportions as their ownership of stock of Prime (immediately prior to the initial public offering of Prime), Executive, Michael W. Reschke or Abraham Rosenthal or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Prime representing 50% or more of the total voting power represented by Prime's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by Prime's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the stockholders of Prime approve a merger or consolidation of Prime with any other corporation, other than a merger or consolidation that (i) would result in the Voting Securities of Prime outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of Prime or such surviving entity outstanding immediately after such merger or consolidation or (ii) 50% or more of the Board of Directors of the surviving entity is composed of members from the Board of Directors of Prime; (4) the stockholders of Prime approve a plan of complete liquidation of Prime or an agreement for the sale or disposition by Prime of (in one transaction or a series of transactions) all or substantially all of Prime's assets. Notwithstanding the foregoing, in no event will the merger of Prime into Sky Merger Corp. and the successor to Horizon Group, Inc., or any other transaction contemplated by that Amended and Restated Agreement and Plan of Merger dated as of February 1, 1998 (the "Merger Agreement"), constitute a Change of Control, as long as such merger or other transactions are consumated on terms substantially similar to those in the Merger Agreement. If the Company requires Executive to relocate Executive's principal business office or his principal place of residence outside the greater Baltimore, Maryland metropolitan area, or assigns to Executive duties that would reasonably require such relocation, then it shall constitute a Change of Control.

6.     COVENANTS OF EXECUTIVE.

       (a) NO CONFLICTS. Executive represents and warrants that he is not personally subject to any agreement, order or decree that restricts his acceptance of this Agreement and performance of his duties with the Company hereunder.

       (b) NON-COMPETITION. In return for the performance of the management duties described in Section 1 hereof, during the Term of the Agreement and for a period of two years thereafter in the event of the termination of this Agreement pursuant to the provisions of Sections 5(a)(i), 5(a)(ii), 5(b)(i), 5(b)(ii), or 5(e) hereof (the "Restrictive Period"), Executive shall not, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity with whom he may be employed or associated, compete with the Business (as hereinafter defined) in any of the following described manners: (i) perform services of the types that Executive performs on behalf of the Group (as hereinafter defined) for himself, or any affiliate of himself or for any competitor of the Group if such competitor engages in the Business within the United States and any other geographic area or territory wherein the Group is engaged in the Business at the time of Executive's termination of services hereunder ("Restrictive Geographic Area"); or (ii) solicit or accept any Business (or help any other person solicit or accept any Business) from any person or entity that on the date of this Agreement is a vendor, customer or tenant of the Group or at the time of termination of this Agreement any vendor, customer or tenant that is actively being pursued by the Group and that Executive knows is being pursued. For purposes hereof, "Group" shall mean Prime and the Operating Partnership and any of their respective subsidiaries or affiliates, and the term "Business" means any interest in any real property within the retail business that is within the primary business of the Company, as determined from time to time, by a majority vote of the independent directors of the Company. Furthermore, during the Restrictive Period, Executive shall not, directly or indirectly, induce or attempt to persuade any employee or customer, vendor or tenant of the Group or any such entity being actively pursued by the Group to terminate its business relationship with the Group or not proceed with a business relationship with the Group. Notwithstanding the foregoing, nothing herein shall prohibit Executive from owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise. So long as the Executive is in compliance with the provisions of this Section 6(b), and in addition to the payments required under any other Section of this Agreement, the Company will pay the Executive an amount equal to $66,666.66 per calendar month in arrears for a period of two (2) years beginning with the first calendar month after termination of this Agreement pursuant to the provisions of Sections 5(a)(i), 5(b)(i), or 5(e) hereof. Upon written notice at any time prior to thirty (30) days before the expiration of the first year after termination, the Company or the Executive may elect to limit the Restrictive Period relating to a termination of this Agreement pursuant to Sections 5(a)(i), 5(b)(i) or 5(e) to one year; whereupon, the $66,666.66 monthly payments shall cease at the end of said first year. If this Agreement is terminated pursuant to the provisions of Sections 5(a)(ii) or 5(b)(ii) hereof, then the Executive shall not be entitled to receive any amounts during the Restrictive Period.

       (c) NON-DISCLOSURE. During the Restrictive Period and in the Restrictive Geographic Area, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of the Group, any Trade Secret (as hereinafter defined) of the Group, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this
Section 6(c), "Trade Secret" means any information that derives independent economic value, actual or potential, with respect to the Company from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive during the course of his service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense that does not relate to the Company.

       (d) RETURN OF DOCUMENTS. Upon termination of his services with the Company, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of the Company within Executive's possession or under his control.

       (e) EQUITABLE RELIEF. In the event of any breach by Executive of any of the covenants contained in this Section 6, it is specifically understood and agreed that Company shall be entitled, in addition to any other remedy that it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

       (f) ACKNOWLEDGMENT. Executive acknowledges that he will be directly and materially involved as a senior executive in all important policy and operational decisions of Company. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Company and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of Section 6 are fair and reasonable, are minimally necessary to protect the Company, its other stockholders and the public from the unfair competition of Executive who, as a result of his performance of services on behalf of the Company, will have had unlimited access to the most confidential and important information of the Company, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that he will be able to earn a reasonable livelihood following termination of his services notwithstanding enforcement of the covenants contained herein.

       (g) INDEMNIFICATION. Subject to the provisions of this Agreement, Executive shall indemnify the Company for any and all consequential damages, costs and expenses (including legal fees) resulting from any of his acts or omissions that constitute bad faith, willful or intentional conduct that cause harm to the Company's business or reputation. Executive also shall indemnify the Company for any and all consequential damages, costs and expenses resulting from his acts of omission constituting reckless disregard of his duties to the Company following notice thereof by either Prime or the Operating Partnership after either becomes aware of such conduct and Executive's failure to so cure within 30 days.

7. GROSS UP PAYMENTS. Anything in this Agreement to the contrary notwithstanding, in the event that any payment or distribution by or on behalf of the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section) (the "Payments") is determined to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code, or any interest or penalties are incurred by Executive with respect to such Payments (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, federal, state, local or other income taxes, FICA taxes, and additional Excise Tax (and any interest and penalties imposed with respect to such taxes), Executive retains a portion of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

       (a)    DETERMINATION OF GROSS-UP.  Subject to the provisions of paragraph
(b) below, all determinations required to be made under this Section, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that serves as the Company's auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from the Company or Executive that there have been Payments, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, Executive shall designate another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section, shall be paid by the Company to Executive within five days after the receipt by the Company and Executive of the Accounting firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise Tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive, except as provided in paragraph (b) below.

       (b)    IRS CLAIMS.  As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Internal Revenue Service or other agency will claim that a greater Excise Tax is due, and thus a greater amount of Gross-Up Payment should have been made by the Company than that determined pursuant to paragraph (a) above (an "Underpayment"). In the event that Executive is required to make a payment of any such Excise Tax, the Accounting Firm shall determine the amount of the additional Gross-Up Payment due to the Executive based on the Underpayment, and such additional Gross-Up Payment shall be promptly paid by the Company to or for the benefit of the Executive. Executive shall notify the Company in writing of any claim by the Internal Revenue Service or other agency that, if successful, would require the payment by the Company of the Gross-Up Payment or an Underpayment.

8. PRIOR AGREEMENT. This Agreement supersedes and is in lieu of any and all other employment or service arrangements between Executive, on the one hand, and Prime and/or the Operating Partnership or its predecessors or any subsidiaries, on the other hand, and any and all such employment or service agreements and arrangements are hereby terminated and deemed of no further force or effect.

9. ASSIGNMENT. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Prime may assign all or any of its right hereunder provided that substantially all of the assets of the Company are also transferred to the same party; provided, however, that Prime and the Operating Partnership, jointly and severally shall remain primarily liable to Executive to fulfill all of the Company's obligations under this Agreement and that any such assignee also agrees to be primarily liable to Executive jointly and severally with the Company to fulfil all of the Company's obligations under this Agreement as provided in Section 10 below.

10. SUCCESSORS. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and the Company's successors and assigns. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement.

11. ALLOCATIONS. Any distributions made to the Executive pursuant to the provisions of this Agreement shall be treated as so-called guaranteed payments within the meaning of Section 707(c) of the Code. To the maximum extent to which the Executive can utilize on his individual federal or state income tax return for any calendar year the corresponding deductions that are available to the Operating Partnership as a result of such distributions being guaranteed payments, then the Operating Partnership will specifically allocate such available deductions to the Executive in accordance with the provisions of Section 704(c) of the Code. The provisions of this Section 11 shall supersede any provisions in the Operating Partnership's Partnership Agreement which are contrary hereto.

12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered in person or sent by any national overnight delivery service or by certified mail to the following addresses (or to any other address that any party may designate by notice to the other parties hereto):

       (h)    if to Executive, to:

              William H. Carpenter, Jr.
              659 Rock Cove Lane
              Severna Park, Maryland 21146

       (i)    if to Prime or to the Operating Partnership, to:

              Prime Retail, Inc.
              100 East Pratt Street
              19th Floor
              Baltimore, Maryland 21202
              General Counsel

              with a copy to:

              Mr. Michael W. Reschke
              Chairman of the Board of Prime Retail, Inc.
              c/o The Prime Group, Inc.
              77 West Wacker Dr., Suite 3900
              Chicago, Illinois 60601

13. AMENDMENT. This Agreement may not be changed, modified or amended except in writing signed by all of the parties hereto.

14. WAIVER OF BREACH. The waiver by any of the parties hereto of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part.

15. SEVERABILITY. The Company and Executive each expressly agree and contract that it is not the intention of any of the parties hereto to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the panics to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

16. OPPORTUNITY TO EMPLOY COUNSEL. Executive acknowledges receipt of a copy of this Agreement prior to his execution of this Agreement with the Company and also acknowledges that he has had ample time and opportunity to employ counsel of his choice to provide advice concerning the terms and conditions of this Agreement.

17. LEGAL FEES. If the Company materially breaches any of its obligations to Executive under this Agreement and the Executive brings any action, claim, demand, suit or proceeding against the Company to enforce his rights under this Agreement, the Company agrees that it will pay all reasonable legal fees and related legal costs (collectively "Legal Fees") incurred by Executive no later than thirty (30) days following a judgment by a court of competent jurisdiction that the Company materially breached its obligations to the Executive under this Agreement; provided, however, that if it is determined by a final judgment or other final adjudication by a court of competent jurisdiction that the Company did not materially breach any of its obligations to Executive under this Agreement, Executive will pay to Company within thirty (30) days from such final judgment or adjudication the aggregate amount of legal fees and expenses incurred by Company with respect to such action and the amount of any Legal Fees that were previously paid to Executive by the Company pursuant to this Section
17. The Company acknowledges the indemnification obligations of Prime to the Executive and the other officers of Prime as set forth in its By-laws, as they may be amended from time to time.

18. GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Maryland, exclusive of the conflict of laws provisions of the State of Maryland.

19. NOTICE OF FUTURE EMPLOYMENT. Executive agrees that during the twenty-four (24) consecutive months immediately following the termination of this Agreement, Executive will within fourteen (14) days of each instance of new employment notify Prime in writing of the identity of his new employer and the job title associated with such employment.

20. BINDING EFFECT. This Agreement shall be binding and legally enforceable against the parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


PRIME RETAIL, L.P.                          COMPANY:

By:    Prime Retail, Inc.                   PRIME RETAIL, INC.
Its:   General Partner

By:    /s/ C. Alan Schroeder                By:    /s/ C. Alan Schroeder
       ----------------------------                ----------------------------
Name:      C. Alan Schroeder                Name:      C. Alan Schroeder
       ----------------------------                ----------------------------
Title: Executive Vice President             Title: Executive Vice President
       and General Counsel                         and General Counsel



                                                 EXECUTIVE:



                                                 /s/ William H. Carpenter, Jr.
                                                 -------------------------------
                                                 William H. Carpenter, Jr.